UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor

New York, New York 10118

(Address of principal executive offices, including zip code)

(646) 419-4452

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Director

At a meeting held on April 9, 2015, based on the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Shutterstock, Inc. (the “Company”), the Board appointed Paul J. Hennessy as a Class III director of the Company with a term expiring at the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”). In addition and based on the recommendation of the Committee, the Board appointed Mr. Hennessy to serve as a member of the Compensation Committee of the Board. In connection with his election to the Board, Mr. Hennessy was granted a restricted stock unit award under the Company’s 2012 Omnibus Equity Incentive Plan covering 388 shares of the Company’s common stock, such restricted stock unit award to vest on June 10, 2015, which is the date immediately preceding the date of the Annual Meeting. Mr. Hennessy will also be entitled to receive the following compensation for his service on the Board and the Compensation Committee:

•           an annual cash retainer of $50,000 for his service on the Board and $5,000 for his service on the Compensation Committee, each payable quarterly in arrears, subject to Mr. Hennessy’s continued service as a director on the first day of the preceding fiscal quarter;

•           an annual restricted stock unit award with a cash value of $150,000 to be granted on the date of each annual meeting of the Company’s stockholders, which shall vest on the earlier of the one-year anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of the Company’s stockholders, subject in each case to Mr. Hennessy’s continued service as a director through the vesting date.

All of Mr. Hennessy’s equity awards granted by the Company in connection with his service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.

In addition, Mr. Hennessy and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-181376), filed with the Securities and Exchange Commission on August 30, 2012. There are no understandings or arrangements between Mr. Hennessy and any other person pursuant to which Mr. Hennessy was elected as a director of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: April 14, 2015	By:	/s/ Timothy E. Bixby
Timothy E. Bixby
Chief Financial Officer

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